UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 5, 2016

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In connection with the financial performance of GigOptix, Inc. (“the Company”) during the 2015 fiscal year which exceeded budgeted financial targets for the Company for such fiscal year for the management of the Company’s operations as adopted by the Company’s Board of Directors (the “Board”) in December 2014 and in setting compensation for all Company employees for the 2016 fiscal year in line with employment contract terms, on January 5, 2016 the Compensation Committee (the “Compensation Committee”) of the Board approved for the Company’s principal executive officer, principal financial officer, and its other named executive officers, as part of the standard overall Company employee annual performance evaluation review and compensation adjustment process, (i) the following annual salaries for 2016, (ii) the grant of new Restricted Stock Units (“RSUs”) as set forth below and (iii) merit performance cash bonuses in recognition of the Company’s 2015 financial performance to be paid in accordance with the Company’s normal payroll practices and subject to normal employee tax withholding in the following amounts:

2016 Executive Officer Salary Table

Executive Officer	2016 Salary
Dr. Avi Katz	$468,660
Andrea Betti-Berutto	$258,825
Dr. Raluca Dinu	$299,600
Darren Ma	$184,050

The material terms of the Employment Agreements of each of Dr. Katz, Dr. Dinu and Messrs. Betti-Berutto and Ma as previously disclosed by the Company have not been revised and remain in full force and effect. Copies of the Employment Agreements for (i) Dr. Katz and Mr. Ma have been previously filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K, as filed with the SEC on December 23, 2014, (ii) Mr. Betti-Berutto has been previously filed as Exhibit 10.3 to the Current Report on Form 8-K, as filed with the SEC on August 15, 2012 and (iii) Dr. Dinu has been previously filed as Exhibit 10.1 to the Current Report on Form 8-K, as filed with the SEC on August 7, 2015 and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to each of the foregoing Exhibits on their respective Current Reports on Form 8-K, as previously filed.

Executive Officer 2015 Merit Performance Cash Bonus Table

Executive Officer	2015 Merit Performance Cash Bonus
Dr. Avi Katz	$368,612
Andrea Betti-Berutto	$14,839
Dr. Raluca Dinu	$131,471
Darren Ma	$15,712

Executive Officer Performance RSU Grants

The following RSUs vest in four quarterly installments beginning on February 1, 2016 and ending on November 1, 2016:

•	Dr. Avi Katz – 59,629 RSUs

•	Andrea Betti-Berutto – 3,554 RSUs

•	Dr. Raluca Dinu – 2,843 RSUs

•	Darren Ma – 3,763 RSUs

Executive Officer 2016 Refresh RSU Grants

The following RSUs vest as follows: 25% vest on February 1, 2017. The remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2017 and ending on February 1, 2020:

•	Dr. Avi Katz – 500,000 RSUs

•	Andrea Betti-Berutto – 25,000 RSUs

•	Dr. Raluca Dinu – 150,000 RSUs

•	Darren Ma – 10,000 RSUs

The Company will withhold shares of stock subject to all of the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to the executive officers. The RSU awards are being made using the form of Restricted Stock Unit Notice of Grant and Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on March 28, 2012, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form.

Payments to Certain Executive Officers

On January 5, 2016, the Compensation Committee also approved the payment to Dr. Katz of $25,000 and to Dr. Dinu of $25,000 as compensation for their services in 2015 on behalf of the Company as members of the board of directors of BrPhotonics Produtos Optoeletrônicos LTDA, out of Campinas, Brazil.

Item 7.01.	Regulation FD Disclosures.

On January 5, 2016, the Board appointed John J. Mikulsky as Chairman of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: January 7, 2016